Exhibit 99.1

Bruker Reports Third Quarter 2025 Financial Results

•
Q3 2025 revenues of $860.5 million, down 0.5% year-over-year (yoy), down 4.5% organically
•
Q3 2025 GAAP diluted loss per share $(0.41); non-GAAP diluted earnings per share (EPS) $0.45
•
Updated FY2025 guidance:
o
Revenue $3.41 to $3.44 billion; reported growth of 1-2% yoy, organic decline of 4-5%
o
Non-GAAP EPS $1.85 to $1.90

BILLERICA, Massachusetts – November 3, 2025 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for the three and nine months ended September 30, 2025.

Frank H. Laukien, Bruker’s President and CEO, commented: “In the third quarter, we were encouraged by our mid-single digit percentage organic bookings growth year-over-year, with a Scientific Instruments segment book-to-bill ratio greater than 1.0. For the first time this year, we saw strength in bookings in the academic/government market segment, as well as improving biopharma and applied markets orders. Notably, our innovative spatial biology, proteomics and multiomics solutions launched at AGBT and ASMS are being well received by our biopharma and academic customers and enhance our leadership in enabling tools for drug discovery and disease biology research in the post-genomic era.”

He continued: “As forecasted, our third quarter revenues and earnings were down year-over-year, primarily due to weaker academic and research instruments demand in the first half of 2025. However, our Q3-25 non-GAAP financial performance was better than expected and represents a meaningful sequential step-up from Q2-25. Nonetheless, due to previous market weakness and EPS dilution from higher share count, we are lowering our FY2025 guidance. For FY2026, our major cost-savings initiatives are progressing well towards the high end of our $100 to $120 million cost-down targets and are expected to deliver significant operating margin expansion and EPS growth in 2026.”

Third Quarter 2025 Financial Results

Bruker’s revenues for the third quarter of 2025 were $860.5 million, a decrease of 0.5% compared to $864.4 million in the third quarter of 2024. In the third quarter of 2025, revenues decreased 4.5% organically yoy, with constant-exchange rate (CER) revenue decreasing 3.4%. Revenue growth from acquisitions was 1.1%, while foreign currency translation had a favorable impact of 2.9% yoy.

Third quarter 2025 Bruker Scientific Instruments (BSI) revenues of $787.9 million decreased 1.5% yoy, with organic revenue decreasing by 5.4%. Third quarter 2025 Bruker Energy & Supercon Technologies (BEST) revenues of $73.8 million increased 7.4% yoy, with organic revenue, net of intercompany eliminations, increasing by 6.9%.

Third quarter 2025 GAAP operating loss was $51.8 million, compared to GAAP operating income of $68.1 million in the third quarter of 2024. Third quarter 2025 GAAP financial results reflect the impact of non-cash impairment charges related to goodwill and intangible assets totaling $119.4 million and restructuring charges of $34.5 million. Bruker's third quarter non-GAAP operating income was $105.9 million, compared to $129.1 million in the third quarter of 2024, and third quarter 2025 non-GAAP operating margin was 12.3%, compared to 14.9% in the third quarter of 2024.

Third quarter 2025 GAAP diluted loss per share was $(0.41), compared to diluted earnings per share of $0.27 in the third quarter of 2024. Third quarter 2025 non-GAAP diluted EPS were $0.45, compared to $0.60 in the third quarter of 2024.

First Nine Months of 2025 Financial Results

For the first nine months of 2025, Bruker’s revenues were $2.46 billion, an increase of 3.0% from $2.39 billion in the first nine months of 2024. In the first nine months of 2025, revenues decreased 3.1% organically yoy, with CER growth of 1.4%. Revenue growth from acquisitions was 4.5% yoy, while foreign currency translation had a favorable impact of 1.6%.

In the first nine months of 2025, BSI revenues of $2.27 billion increased 3.6%, compared to $2.19 billion in the first nine months of 2024, with organic revenue decreasing by 2.9%. First nine months 2025 BEST revenues of $199.4 million decreased 5.5%, compared to $210.9 million in the first nine months of 2024, with organic revenue net of intercompany eliminations, decreasing by 5.5%.

In the first nine months of 2025, GAAP operating loss was $(8.1) million, which includes the impact of impairment and restructuring charges noted above, compared to $181.0 million in the first nine months of 2024. Non-GAAP operating income in the first nine months of 2025 was $279.6 million, down 17.9%, compared to $340.5 million in the first nine months of 2024. Bruker’s non-GAAP operating margin in the first nine months of 2025 was 11.4%, compared to 14.3% in the first nine months of 2024.

First nine months 2025 GAAP diluted loss per share was $(0.25), compared to GAAP diluted earnings per share of $0.67 in the first nine months of 2024. First nine months 2025 non-GAAP diluted EPS was $1.23, compared to $1.65 in the first nine months of 2024.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Updated Fiscal Year 2025 Financial Outlook

Bruker now expects FY 2025 revenues of $3.41 to $3.44 billion, compared to FY 2024 revenues of $3.37 billion, with 1% to 2% year-over-year reported revenue growth, including:

•
Organic revenue decline of 4% to 5%
•
M&A revenue growth contribution of approximately 3.5%
•
Foreign currency translation revenue tailwind of approximately 2.5%

Bruker now expects FY 2025 non-GAAP EPS of $1.85 to $1.90, compared to FY 2024 non-GAAP EPS of $2.41.

Bruker’s FY 2025 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of September 30, 2025.

For the Company’s outlook for 2025 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 3, 2025, at 8:30 am Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2025 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Third Quarter 2025 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10204017/100302815b8 and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-877-344-7529 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 6763149. The replay will be available beginning one hour after the end of the conference call through December 3, 2025.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with its customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, impairments, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to constant-exchange rate (CER) currency revenue growth, constant-exchange rate (CER) Non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as Non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2025 non-GAAP organic revenue, non-GAAP M&A revenue, non-GAAP constant exchange rate (CER) revenue and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2025 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech, Chemspeed, and NanoString, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2024, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$293.1	$183.4
Accounts receivable, net	550.9	565.5
Inventories	1,196.6	1,067.8
Other current assets	310.0	236.5
Total current assets	2,350.6	2,053.2
Property, plant and equipment, net	746.7	669.3
Goodwill, intangibles, net and other long-term assets	3,337.6	3,084.2
Total assets	$6,434.9	$5,806.7

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$24.3	$32.5
Accounts payable	184.4	234.1
Deferred revenue and customer advances	455.4	438.2
Other current liabilities	604.0	576.5
Total current liabilities	1,268.1	1,281.3
Long-term debt	1,984.2	2,061.8
Other long-term liabilities	690.2	648.4

Redeemable noncontrolling interests	42.9	18.1

Total shareholders' equity	2,449.5	1,797.1
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,434.9	$5,806.7

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$860.5	$864.4	$2,459.3	$2,386.8
Cost of revenue	481.1	445.6	1,330.8	1,230.6
Gross profit	379.4	418.8	1,128.5	1,156.2
Operating expenses:
Selling, general and administrative	242.5	229.9	699.3	646.5
Research and development	98.3	98.1	295.6	272.1
Goodwill impairment charge	96.5	—	96.5	—
Other (gains) charges, net	(6.1)	22.7	45.2	56.6
Total operating expenses	431.2	350.7	1,136.6	975.2
Operating (loss) income	(51.8)	68.1	(8.1)	181.0
Interest and other (expense), net	(20.0)	(12.8)	(38.1)	(30.2)
(Loss) income before income taxes, equity in (losses) income of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	(71.8)	55.3	(46.2)	150.8
Income tax (benefit) provision	(14.1)	14.8	(8.5)	50.7
Equity in (losses) income of unconsolidated investees, net of tax	(0.8)	(0.2)	0.2	(0.2)
Consolidated net (loss) income	(58.5)	40.3	(37.5)	99.9
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	1.1	(0.6)	(2.9)	0.5
Net (loss) income attributable to Bruker Corporation	(59.6)	40.9	(34.6)	99.4
Dividends on Series A Mandatory Convertible Preferred Stock	2.8	—	2.8	—
Net (loss) income attributable to Bruker Corporation common shareholders	$(62.4)	$40.9	$(37.4)	$99.4
Net (loss) income per common share attributable to Bruker Corporation common shareholders:
Basic	$(0.41)	$0.27	$(0.25)	$0.67
Diluted	$(0.41)	$0.27	$(0.25)	$0.67
Weighted average common shares outstanding:
Basic	151.8	151.5	151.7	148.1
Diluted	151.8	152.0	151.7	148.7

a) On subsequent pages this is referred to as “Profit (loss) before income tax”.

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Consolidated net income (loss)	$(58.5)	$40.3	$(37.5)	$99.9
Adjustments to reconcile consolidated net income (loss) to cash flows from operating activities:
Depreciation and amortization	55.7	51.0	162.2	130.9
Deferred income taxes	(26.6)	(21.9)	(65.2)	(44.2)
Impairment of goodwill, intangible assets, other long-lived assets, and certain minority investments	137.2	5.9	147.5	27.5
Other non cash expenses, net	(23.0)	10.5	(33.7)	16.4
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Income taxes (payable) refundable, net	(25.2)	5.0	(130.5)	(17.4)
Accounts payable and accrued expenses	(56.9)	20.9	(92.9)	26.5
Other changes in operating assets and liabilities, net	(35.9)	(73.3)	(45.6)	(178.3)
Net cash provided by (used in) operating activities	$(33.2)	$38.4	(95.7)	61.3

Cash flows from investing activities:
Purchases of property, plant and equipment	(20.9)	(32.6)	(68.2)	(78.6)
Cash paid for acquisitions, net of cash acquired	(0.2)	(0.2)	(69.7)	(1,576.7)
Other investing activities, net	(2.7)	(34.8)	(3.1)	(41.4)
Net cash used in investing activities	(23.8)	(67.6)	(141.0)	(1,696.7)

Cash flows from financing activities:
Repayments of revolving lines of credit	(574.7)	(148.5)	(793.8)	(988.6)
Proceeds from revolving lines of credit	457.3	0.1	765.5	1,073.4
Repayment of long-term debt	(299.0)	(9.8)	(321.3)	(127.8)
Proceeds from long-term debt	—	166.8	2.9	972.5
Proceeds from issuance of Series A Mandatory Convertible Preferred Stock, net of issuance costs	669.5	—	669.5	—
Proceeds from issuance of common stock, net	(1.2)	(2.9)	4.1	405.8
Payment of dividends to common shareholders	—	(7.6)	(15.3)	(22.6)
Repurchase of common stock	—	—	(10.0)	—
Other financing activities, net	6.5	(0.9)	1.1	(7.9)
Net cash provided by (used in) financing activities	258.4	(2.8)	302.7	1,304.8

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	10.5	44.6	(9.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	201.1	(21.5)	110.6	(339.9)
Cash, cash equivalents and restricted cash at beginning of period	96.2	173.2	186.7	491.6
Cash, cash equivalents and restricted cash at end of period	$297.3	$151.7	$297.3	$151.7

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the three and nine months ended September 30, 2025, and September 30, 2024, respectively, for the following financial measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Interest and Other Income (Expense), net; Operating Income and Operating Income Margin; Profit before Income Taxes; Net Income Attributable to Bruker Corporation; Earnings Per Share (Diluted); and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating (loss) income	Operating Income Margin	Interest and other income (expense), net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share	Income Tax Rate
Three Months Ended September 30, 2025:
GAAP	$379.4	44.1%	$242.5	$(51.8)	(6.0)%	$(20.0)	$(71.8)	$(62.4)	$(0.41)	19.5%
Non-GAAP adjustments:
Restructuring costs	20.2	2.3%	—	34.5	4.0%	—	34.5	34.5	0.23	—
Acquisition-related costs	2.0	0.2%	—	4.7	0.5%	—	4.7	4.7	0.03	—
Acquisition-related hybrid liability remeasurements	—	—	—	(43.7)	(5.1)%	—	(43.7)	(43.7)	(0.29)	—
Purchased intangibles amortization	14.6	1.7%	(15.4)	30.3	3.5%	—	30.3	30.3	0.20	—
Acquisition-related litigation charges	—	—	—	4.1	0.5%	—	4.1	4.1	0.03	—
Goodwill and intangible assets impairment charges	12.6	1.5%	—	119.4	13.9%	—	119.4	119.4	0.79	—
Investments related adjustments	—	—	—	—	—	8.9	8.9	8.9	0.06	—
Other costs	2.1	0.3%	—	8.4	1.0%	—	8.4	8.4	0.06	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(37.2)	(0.26)	(3.6)%
Other discrete items	—	—	—	—	—	—	—	—	—	8.5%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	0.8	0.01	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	0.1	—	—
Total Non-GAAP adjustments	51.5	6.0%	(15.4)	157.7	18.3%	8.9	166.6	130.3	0.86	4.9%
Non-GAAP	$430.9	50.1%	$227.1	$105.9	12.3%	$(11.1)	$94.8	$67.9	$0.45	24.4%

Three Months Ended September 30, 2024:
GAAP	$418.8	48.4%	$229.9	$68.1	7.9%	$(12.8)	$55.3	$40.9	$0.27	26.8%
Non-GAAP adjustments:
Restructuring costs	1.2	0.1%	—	4.3	0.5%	—	4.3	4.3	0.03	—
Acquisition-related costs	6.8	0.8%	—	12.6	1.5%	—	12.6	12.6	0.08	—
Acquisition-related hybrid liability adjustments	—	—	—	0.7	0.1%	—	0.7	0.7	0.01	—
Purchased intangibles amortization	13.9	1.6%	(14.7)	28.8	3.3%	—	28.8	28.8	0.19	—
Acquisition-related litigation charges	—	—	—	9.0	1.0%	—	9.0	9.0	0.06	—
Investments related adjustments	—	—	—	—	—	4.0	4.0	4.0	0.03	—
Other costs	1.5	0.3%	—	5.6	0.6%	—	5.6	5.6	0.04	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(15.1)	(0.11)	(3.4)%
Other discrete items	—	—	—	—	—	—	—	—	—	1.5%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	0.2	—	—
Total Non-GAAP adjustments	23.4	2.8%	(14.7)	61.0	7.0%	4.0	65.0	50.1	0.33	(1.9)%
Non-GAAP	$442.2	51.2%	$215.2	$129.1	14.9%	$(8.8)	$120.3	$91.0	$0.60	24.9%
a)
Referred to as “Income (loss) before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating income	Operating Income Margin	Interest and other income (expense), net	(Loss) profit before income tax (a)	Net (loss) income attributable to Bruker Corporation Common Shareholders	Diluted net (loss) income per common share	Income Tax Rate
Nine Months Ended September 30, 2025
GAAP	$1,128.5	45.9%	$699.3	$(8.1)	-0.3%	$(38.1)	$(46.2)	$(37.4)	$(0.25)	18.3%
Non-GAAP adjustments:
Restructuring costs	27.2	1.1%	—	52.0	2.1%	—	52.0	52.0	0.34	—
Acquisition-related costs	7.1	0.3%	—	17.1	0.7%	—	17.1	17.1	0.11	—
Acquisition-related hybrid liability remeasurements	—	—	—	(42.0)	(1.7)%	—	(42.0)	(42.0)	(0.28)	—
Purchased intangibles amortization	43.6	1.8%	(44.9)	89.1	3.6%	—	89.1	89.1	0.59	—
Acquisition-related litigation charges	—	—	—	26.7	1.1%	—	26.7	26.7	0.18	—
Goodwill and intangible assets impairment charges	18.3	0.7%	—	126.6	5.1%	—	126.6	126.6	0.83	—
Investments related adjustments	—	—	—	—	—	11.3	11.3	11.3	0.07	—
Other costs	4.3	0.2%	—	18.2	0.8%	—	18.2	18.2	0.12	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(72.8)	(0.47)	4.0%
Other discrete items	—	—	—	—	—	—	—	—	—	3.2%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(0.2)	—	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(1.6)	(0.01)	—
Total Non-GAAP adjustments	100.5	4.1%	(44.9)	287.7	11.7%	11.3	299.0	224.4	1.48	7.2%
Non-GAAP	$1,229.0	50.0%	$654.4	$279.6	11.4%	$(26.8)	$252.8	$187.0	$1.23	25.5%

Nine Months Ended September 30, 2024
GAAP	$1,156.2	48.4%	$646.5	$181.0	7.6%	$(30.2)	$150.8	$99.4	$0.67	33.6%
Non-GAAP adjustments:
Restructuring costs	9.8	0.4%	—	17.6	0.7%	—	17.6	17.6	0.12	—
Acquisition-related costs	18.5	0.8%	—	43.5	1.8%	—	43.5	43.5	0.29	—
Acquisition-related hybrid liability adjustments	—	—	—	2.9	0.1%	—	2.9	2.9	0.02	—
Goodwill and intangible assets impairment charges	0.4	—	—	0.4	—	—	0.4	0.4	—	—
Purchased intangibles amortization	33.7	1.4%	(36.0)	70.1	2.9%	—	70.1	70.1	0.47	—
Acquisition-related litigation charges	—	—	—	10.5	0.5%	—	10.5	10.5	0.07	—
Investments related adjustments	—	—	—	—	—	24.2	24.2	24.2	0.16	—
Other costs	4.1	0.2%	—	14.5	0.7%	—	14.5	14.5	0.10	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(38.2)	(0.25)	(5.5)%
Other discrete items	—	—	—	—	—	—	—	—	—	(1.5)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	0.2	—	—
Total Non-GAAP adjustments	66.5	2.8%	(36.0)	159.5	6.7%	24.2	183.7	145.7	0.98	(7.0)%
Non-GAAP	$1,222.7	51.2%	$610.5	$340.5	14.3%	$(6.0)	$334.5	$245.1	$1.65	26.6%
a)
Referred to as “Income (loss) before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for Organic revenue, CER currency revenue, and Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP revenue Total Bruker	$860.5	$864.4	$2,459.3	$2,386.8
Non-GAAP adjustments:
Acquisitions (1)	9.8	93.1	108.6	194.9
Effect of changes in foreign currency translation rate (2)	24.9	5.2	37.9	(3.2)
Non-GAAP Organic revenue Total Bruker	$825.8	$766.1	$2,312.8	$2,195.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP revenue Bruker Scientific Instruments (3)	$787.9	$799.5	$2,265.6	$2,186.2
Non-GAAP adjustments:
Acquisitions (1)	9.8	93.1	108.6	194.9
Effect of changes in foreign currency translation rate (2)	21.7	4.7	33.7	(3.9)
Non-GAAP Organic revenue Bruker Scientific Instruments	$756.4	$701.7	$2,123.3	$1,995.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP revenue BEST, net of Intercompany Eliminations	$72.6	$64.9	$193.7	$200.6
Non-GAAP adjustments:
Acquisitions (1)	—	—	—	—
Effect of changes in foreign currency translation rate (2)	3.2	0.5	4.2	0.7
Non-GAAP Organic revenue BEST, net of Intercompany Eliminations	$69.4	$64.4	$189.5	$199.9

(1) We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP revenue	$860.5	$864.4	$2,459.3	$2,386.8
Non-GAAP adjustments:
Effect of changes in foreign currency translation rates	24.9	5.2	37.9	(3.2)
Non-GAAP CER currency revenue	$835.6	$859.2	$2,421.4	$2,390.0
Non-GAAP CER currency revenue (decrease) growth rate	(3.4)%	15.7%	1.4%	13.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$(33.2)	$38.4	$(95.7)	$61.3
Non-GAAP adjustments:
Purchases of property, plant and equipment	(20.9)	(32.6)	(68.2)	(78.6)
Non-GAAP free cash flow	$(54.1)	$5.8	$(163.9)	$(17.3)

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue by Segment:
Bruker BioSpin	$208.7	$233.0	$611.8	$633.3
Bruker CALID	312.7	279.4	878.6	772.9
Bruker Nano	266.5	287.1	775.2	780.0
BSI Revenue Total	787.9	799.5	2,265.6	2,186.2
BEST	73.8	68.7	199.4	210.9
Eliminations	(1.2)	(3.8)	(5.7)	(10.3)
Total revenue	$860.5	$864.4	$2,459.3	$2,386.8

Revenue by End Customer Geography:
United States	$226.0	$239.0	$666.3	$677.5
Europe	312.5	289.9	870.2	810.6
Asia Pacific	252.5	262.4	727.2	711.7
Other	69.5	73.1	195.6	187.0
Total revenue	$860.5	$864.4	$2,459.3	$2,386.8

Bruker Corporation

Summary of Reported Revenue Growth Components

(unaudited and in millions)

The table below presents a summary of reported revenue growth components for the periods reported for Bruker Corporation, Bruker Scientific Instruments, and BEST net of Intercompany Eliminations.

		Variance explained by:
	GAAP revenue as of prior comparable period	Acquisitions revenue (1)	Organic revenue (2)	Effect of changes in foreign currency translation rates	GAAP revenue current period	GAAP Revenue (decrease) growth	Non GAAP Organic revenue (decrease) growth
Total Bruker:
Three Months Ended September 30, 2025	$864.4	9.8	(38.6)	24.9	$860.5	(0.5%)	(4.5%)
Three Months Ended September 30, 2024	$742.8	93.1	23.3	5.2	$864.4	16.4%	3.1%
Nine Months Ended, September 30, 2025	$2,386.8	108.6	(74.0)	37.9	$2,459.3	3.0%	(3.1%)
Nine Months Ended, September 30, 2024	$2,110.0	194.9	85.1	(3.2)	$2,386.8	13.1%	4.0%

Bruker Scientific Instruments (3):
Three Months Ended September 30, 2025	$799.5	9.8	(43.1)	21.7	$787.9	(1.5%)	(5.4%)
Three Months Ended September 30, 2024	$676.3	93.1	25.4	4.7	$799.5	18.2%	3.8%
Nine Months Ended, September 30, 2025	$2,186.2	108.6	(62.9)	33.7	$2,265.6	3.6%	(2.9%)
Nine Months Ended, September 30, 2024	$1,917.2	194.9	78.0	(3.9)	$2,186.2	14.0%	4.1%

BEST, net of Intercompany Eliminations:
Three Months Ended September 30, 2025	$64.9	—	4.5	3.2	$72.6	11.9%	6.9%
Three Months Ended September 30, 2024	$66.5	—	(2.1)	0.5	$64.9	(2.4%)	(3.2%)
Nine Months Ended, September 30, 2025	200.6	—	(11.1)	4.2	$193.7	(3.4%)	(5.5%)
Nine Months Ended, September 30, 2024	192.8	—	7.1	0.7	$200.6	4.0%	3.7%

(1) We define the term acquisitions revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.